QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 4, 2003

FAO, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19536 (Commission File Number)	95-3971414 (IRS Employer Identification No.)
2520 Renaissance Boulevard King of Prussia, Pennsylvania 19406 (Address of Principal Executive Offices) (Zip Code)
Mr. Jerry R. Welch President and Chief Executive Officer 2520 Renaissance Boulevard King of Prussia, Pennsylvania 19406 (Name and Address of Agent For Service)

(610) 292-6600
(Telephone Number, Including Area Code, of Agent for Service)

Item 3. Bankruptcy or Receivership.

        As previously reported, on January 13, 2003, FAO, Inc. (the "Company") and the Company's subsidiaries FAO Schwarz, Inc., ZB Company, Inc., Targoff-RS, LLC and The Right Start, Inc. (collectively with the Company, the "Debtors") filed petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code, Case No. 03-10119(LK), in the U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). On April 4, 2003, the Bankruptcy Court held a Confirmation Hearing on the Debtors' First Amended Joint Plan of Reorganization. At the conclusion of this hearing, the Bankruptcy Court confirmed the Plan of Reorganization with certain minor modifications (as so modified, the "Plan"). A copy of the Company's press release announcing confirmation of the Plan is attached as Exhibit 99.1 to this Form 8-K.

        On April 7, 2003, the Bankruptcy Court entered its order (the "Confirmation Order") confirming the Plan. A copy of the Confirmation Order, including the Plan, is attached as Exhibit 2.1 to this Form 8-K.

        The Plan provides for the restructuring of Debtors' liabilities in a manner designed (a) to maximize aggregate recoveries to the creditors of the Debtors and the equity holders of the Company and (b) to enhance the financial viability of the Debtors. Among other things, the Plan provides for

  (i)
  replacement of the existing credit facility between certain of the Debtors and Wells Fargo Retail Finance LLC, as agent, with a new credit facility between the Debtors and Fleet Retail Finance Inc., as agent ("Fleet"), and Back Bay Capital Funding LLC ("Back Bay") in the approximate aggregate principal amount of $77 million (the "Exit Financing Facility");

  (ii)
  new equity financing for the Company through the issuance and sale of the Company's convertible preferred stock in the amount of $30 million (the "Exit Equity");

  (iii)
  restructuring the claims of certain secured noteholders of the Debtors;

  (iv)
  payments in cash over time and, under one option, equity securities of the Company to the Debtors' unsecured creditors of a percentage of the amounts owed, ranging from 21% to 38%, as specified in the Plan; and

  (v)
  retention of common stock interests in the Company by the existing holders, subject to substantial dilution as a result of the issuance of the Exit Equity as well as the issuance of equity to certain creditors and other parties under the Plan, as described below.

        The foregoing summary of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 2.1 to this Form 8-K and incorporated by this reference.

        The terms of the Exit Financing Facility are expected to be substantially as described in the Commitment Letter of Fleet and Back Bay, dated March 25, 2003 (the "Commitment Letter"). A copy of the Commitment Letter is attached as Exhibit 10.1 to this Form 8-K.

        The terms of the Exit Equity are described in a Securities Purchase Agreement, dated as of April 3, 2003, between the Company and the purchasers of the Exit Equity (the "Securities Purchase Agreement" and include a conversion price of $0.10 per share of common stock). A copy of the Securities Purchase Agreement is attached as Exhibit 10.2 to this Form 8-K.

        Currently, 38,513,440 shares of the Company's common stock are issued and outstanding. On or prior to the effective date of the Plan, the Company expects to declare a reverse one for 15 stock split (i.e., 15 existing shares will be combined into one new share of the Company's common stock), which would decrease the number of shares currently outstanding to 2,567,563 (or, on the effective date of the Plan, approximately 9.3% of the total number of post-split shares of the Company's common stock assuming conversion of all securities convertible into common stock and exercise of all outstanding warrants contemplated by the Plan). On the effective date of the Plan the Company's capital structure would be as follows:

Type of Security	Common Equivalents assuming Conversion or Exercise of all Convertible or Exercisable Securities	After 1:15 Stock Split	Percent of Common assuming Conversion or Exercise of all Convertible or Exercisable Securities
Class I Convertible Preferred Stock issued to new purchasers*	300,000,000	20,000,000	72.5
Class J Convertible Preferred Stock and Convertible Debt issued in compromise of secured debt of the Company*	67,147,785	4,476,519	16.2
Outstanding Common Stock	38,513,440	2,567,563	9.3
Class I Convertible Preferred Stock issued in compromise of secured debt of FAO Schwarz, Inc.	5,000,000	333,333	1.2
Warrants issued in compromise of secured debt of the Company*	1,650,000	110,000	0.4
Common Stock issued in compromise of unsecured debt	1,322,528	88,169	0.3

TOTAL	413,633,753	27,575,584	100

*
The holders of these securities are or, as a result of the bankruptcy reorganization, will become affiliates of the Company.

The Company's equity may be further diluted by further issuances such as the issuance of equity in connection with a letter of credit that the Company may post under the Securities Purchase Agreement.

        The Company currently anticipates that the Plan will become effective on April 22, 2003, but under the terms of the Plan there are significant conditions precedent to effectiveness. Such conditions include, among other things, the execution and delivery of the documentation for the Exit Financing Facility. The Company cannot give assurances that these conditions will be satisfied or that the Plan will become effective. Additional press releases of the Company describing its efforts to complete the Exit Equity and Exit Financing Facility transactions are attached as Exhibits 99.2 and 99.3 to this Form 8-K.

        Information as to the assets and liabilities of the Company as of November 2, 2002 is filed as Exhibit 99.4 hereto and incorporated herein by this reference. Such information has been extracted from the unaudited consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended November 2, 2002 as filed with the Securities and Exchange Commission (the "2002 Third Quarter Form 10-Q") and should be read in conjunction with such financial statements, including the notes thereof, and the additional financial information set forth in Part I, Item 2, "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the 2002 Third Quarter Form 10-Q.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.
Exhibit Number	Description
2.1	Confirmation Order approving attached First Amended Joint Plan of Reorganization of FAO, Inc. and its Debtor Subsidiaries (as modified), entered on April 7, 2003.
10.1	Commitment Letter of Fleet Retail Finance Inc. and Back Bay Capital Funding LLC dated March 25, 2003.
10.2
Securities Purchase Agreement dated as of April 3, 2003 by and among the Company, Saks Incorporated, Richard Kayne, Fred Kayne, Kayne Anderson Capital Advisors, L.P., Hancock Park Capital II, L.P., and PCG Tagi, LLC (Series H).
99.1	Press Release of the Company dated April 7, 2003.
99.2	Press Release of the Company dated April 14, 2003.
99.3	Press Release of the Company dated April 17, 2003.
99.4	Statement of Assets and Liabilities of the Company as of November 2, 2002.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAO, INC.

Date: April 21, 2003	/s/ JERRY R. WELCH Jerry R. Welch President and Chief Executive Officer

QuickLinks

  Item 3. Bankruptcy or Receivership.
  Item 7. Financial Statements and Exhibits.